                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-
18367
    SUPPLEMENT NO.  5  TO PROSPECTUS DATED JANUARY 3, 1997
               (AS SUPPLEMENTED JANUARY


10, 1997) AT&T CAPITAL CORPORATION


Medium Term Notes, Series 4


Due Nine Months or More From Date of
Issue. Issue Price: 100%
   (as a percent of principal amount)



Floating Rate Notes ---------------------
--

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              01/30/97
INITIAL PAYMENT DATE:         02/28/97
MATURITY DATE:           01/30/98
DAYCOUNT:                ACTUAL/360
INDEX:                   1 Month LIBOR +
0.15%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Monthly
PAYMENT FREQUENCY:       Monthly
PAYMENT:                 Monthly, Pays the 30TH or next Good
Business
                              Day of each Month. Commencing
02/28/97
INTEREST DETERMINATION:       Monthly Reset, Paid
                              Monthly - Source: Telerate p.
3750. 2        London
                              Business Days Prior to Each Reset
Date.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:
$25,000,000.00
CUSIP NUMBER:            00206HC44


Date of Sale: January 22, 1997